UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 21, 2015, Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer”), announced that it has received subscriptions totaling approximately $6.0 Million to date through its rights offering. The Company expects to close its planned acquisition of Little Big Burger and increase its ownership in Hooters Australia by September 30, 2015. Given increased shareholder demand in the final day of the rights offering, Chanticleer has extended the rights offering until end of day Tuesday, September 22, 2015 to provide additional time to accommodate shareholder of record orders. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Pursuant to the rights offering, Chanticleer has distributed to holders of record of its common stock, par value $0.0001 per share, one subscription right for each share of common stock owned as of the record date of September 4, 2015, as set forth in the Prospectus Supplement filed on September 8, 2015 to Chanticleer’s Form S-3 shelf registration statement (File No. 333-203679), first filed with the U.S. Securities and Exchange Commission on June 9, 2015, as amended, and declared effective June 9, 2015, to subscribe for and purchase shares of common stock at a subscription price equal to $1.35 per right, in cash.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated September 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc.,
a Delaware corporation
(Registrant)

Date: September 21, 2015	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer